Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 30, 2021, relating to the consolidated financial statements of Huadi International Group Co., Ltd. and its subsidiaries appearing in the Annual Report on Form 20-F/A (Amendment No.1) of Huadi International Group Co., Ltd. and its subsidiaries as of September 30, 2020 and for the years ended September 30, 2020 and 2019.

We also consent to the reference to us under the heading “Experts” appearing therein.

/s/ Briggs & Veselka Co.

Briggs & Veselka Co.

Houston, Texas

June 28, 2022